As filed with the Securities and Exchange Commission on March 24, 2004
Registration No. 333-98421

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

     E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		94-2844166
(State of other jurisdiction of incorporation or organization)		(I.R.S. Employee Identification Number)

135 East 57th Street New York, New York10022 (212) 583-0604
(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)
Russell S. Elmer General Counsel and Corporate Secretary E*TRADE FINANCIAL CORPORATION 135 East 57th Street New York, New York10022 (212) 583-0604

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Bruce K. Dallas, Esq. 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

     Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

     If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed on continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended (No. 333-98421), which was declared effective on September 25, 2002, is being filed to deregister unsold shares of common stock of the registrant, E*TRADE Financial Corporation. The registrant’s obligation to keep the Registration Statement effective has expired. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 23, 2004.

E*TRADE FINANCIAL CORPORATION

By	/s/ Robert J. Simmons

Name: Robert J. Simmons Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell H. Caplan

Mitchell H. Caplan	Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2004

/s/ Robert J. Simmons

Robert J. Simmons	Chief Financial Officer (Principal Financial and Accounting Officer)	March 23, 2004

/s/ George Hayter

George Hayter	Chairman of the Board	March 23, 2004

/s/ William A. Porter

William A. Porter	Chairman Emeritus	March 1, 2004

/s/ Ronald D. Fisher

Ronald D. Fisher	Director	March 23, 2004

/s/ Michael K. Parks

Michael K. Parks	Director	February 27, 2004

/s/ C. Cathleen Raffaeli

C. Cathleen Raffaeli	Director	February 29, 2004

/s/ Lewis E. Randall

Lewis E. Randall	Director	March 1, 2004

/s/ Lester C. Thurow

Lester C. Thurow	Director	February 27, 2004

/s/ Donna L. Weaver

Donna L. Weaver	Director	March 23, 2004